United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2014, Jonathan M. Hopper was hired as our Chief Medical Officer, reporting to Lode Debrabandere, our President and Chief Executive Officer.

Dr. Hopper, age 52, is an at-will employee and will receive a base salary of $285,000 per year with the opportunity to earn an annual bonus based on performance. He received incentive stock options for 25,000 shares of Osiris Therapeutics stock at an exercise price of $13.12 that vests on an equal basis annually over four years. Dr. Hopper is also entitled to reimbursement for temporary housing costs while he relocates from New Jersey to the local Columbia, Maryland area.

Dr Hopper has practiced medicine for over 25-years, primarily in the United Kingdom where he was a trauma and orthopaedic surgeon.  From August 2010 until joining Osiris, Dr. Hopper served as the Vice President and Global Medical Director for Stryker Corp., advising on matters of clinical risk management and product development.  Prior to joining Stryker, Dr. Hopper spent four and a half years in various medical affairs roles for ConvaTec Inc., latterly serving as Vice President of Medical Affairs, North America and Asia Pacific.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: November 26, 2014	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer

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